POWER OF ATTORNEY

Know all persons by these presents, that the undersigned, Haim Chera, hereby constitutes and appoints each of Joseph Macnow, Alan J. Rice, Steven Santora and Sean Sherman, signing singly, the undersigned's true and lawful attorney-in-fact and agent in any and all capacities to:

      1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or trustee of Vornado Realty Trust (the "Company"), Form ID and Forms 3, 4 and 5 in accordance with the undersigned's instructions and Section 16(a) of the Securities Exchange Act of 1934 and the rules under that Act;

      2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, 3, 4 or 5, complete and execute any amendment or amendments to those forms, and timely file those forms with the United States Securities and Exchange Commission, any stock exchange or similar authority and the Company; and

      3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain any terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation. The undersigned hereby ratifies and confirms all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any liabilities that may be associated therewith.

The undersigned agrees that the attorneys-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the attorneys-in-fact against any losses, claims, damages, or liabilities ( or actions in these respects) that arise out of or are based upon any action taken or omitted to be taken hereunder in good faith or that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of executing, acknowledging, delivering, or filing Forms ID, 3, 4 and 5 (including amendments thereto) and agrees to reimburse the Company and the attorneys-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any of those losses, claims, damages, liabilities, or actions.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                            [signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 22nd day of April, 2019.

                                     /s/ Haim Chera
                                     -------------------------------------------

STATE OF NEW YORK    )
                        ss.:
COUNTY OF NEW YORK   )

      On the 22nd day of April, 2019 before me personally came to me known and known to me to be the individual described in, and who executed the foregoing Power of Attorney, and (s)he acknowledged to me that (s)he executed the same.

                                     /s/ Chrstine Lompado
                                     -------------------------------------------
                                     Notary Public

My term expires: 01/16/2023
                 --------------

                               CHRISTINE LOMPADO
                        NOTARY PUBLIC, STATE OF NEW YORK
                                NO. 01L06053774
                          QUALIFIED IN RICHMOND COUNTY
                        MY COMMISSION EXPIRES 01-16-2023